AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 20th day of March, 2014, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit GG is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Pzena

Exhibit GG to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
Pzena Mid Cap Focused Value Fund	On or after March 20, 2014
Pzena Emerging Markets Focused Value Fund	On or after March 20, 2014
Pzena Long/Short Value Fund	On or after March 20, 2014

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at March, 2014

Annual Service Charges to the Fund*
▪	Base Fee Per CUSIP	$___ /year (Normally $___/cusip)
▪	NSCC Level 3 Accounts	$___ /open account
▪	No-Load Fund Accounts	$___ /open account
▪	Load Fund Accounts	$___ /open account
▪	Closed Accounts	$___ /closed account

Services Included in Annual Base Fee Per CUSIP
▪	DST NSCC Charge
▪	MFx Report Source

Activity Charges
▪	Manual Shareholder Transaction & Correspondence	$___ /event
▪	Omnibus Account Transaction	$___ /transaction
▪	Telephone Calls	$___ /minute
▪	Voice Response Calls	$___ /call
▪	Daily Valuation/Manual 401k Trade	$___ /trade

CUSIP Setup Charge
▪ $____ / CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

* Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Pzena

Exhibit GG to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at March, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
  − Implementation - $___/fund group – includes up to 10 hours of technical/BSA support
  − Annual Base Fee - $___/year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $___ /hour
▪ Activity (Session) Fees:
  − Inquiry - $___/event
  − Account Maintenance - $___/event
  − Transaction – financial transactions, reorder statements, etc. - $___/event
  − New Account Set-up - $___/event (Not available with FAN Web Select)
▪ Strong Authentication:
  − $___/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $___/year
▪ Per Record Charge
  − Rep/Branch/ID - $___
  − Dealer - $___
▪ Price Files - $___or $___/user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
  − Inquiry - $___/event
  − Per broker ID - $___/month per ID
▪ Transaction Processing
  − Implementation - $___/management company
  − Transaction – purchase, redeem, exchange, literature order - $___/event
  − New Account Setup – $___/event
  − Monthly Minimum Charge - $___ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
  − Develop eBusiness Solutions Software - $___/fund group
  − Code Print Software - $___/fund group
▪ Load charges
  − $___/image
▪ Archive charge (for any image stored beyond 2 years)
  −   $___/document

* Normal Vision ID and activity charges also apply.

Pzena

Exhibit GG to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2014

FAF Money Market Fund Service Organizations
▪ $___/money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $___/qualified plan account or Coverdell ESA account (Cap at $___/SSN)
▪ $___/transfer to successor trustee
▪ $___/participant distribution (Excluding SWPs)
▪ $___/refund of excess contribution
▪ $___/reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $___/outgoing wire transfer or overnight delivery
▪ $___/telephone exchange
▪ $___/return check or ACH or stop payment
▪ $___/research request per account (Cap at $___/request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
▪ Account Management
  − $___ /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
  − Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
  − Account Management - $___ /month
  − Call Servicing - $___/minute
▪ Lead Conversion Reporting (Closed Loop)
  − Account Management- $___ /month
  − Database Installation, Setup -$___/fund group
  − Specialized Programming - (Separate Quote)*

* Fees exclude postage and printing charges.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit GG.

Pzena Investment Management, LLC

By: /s/ William L. Lipsey

Printed Name: William L. Lipsey

Title: President                                  Date: March 20, 2014

Pzena	4